UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       January 17, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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

Item 5.           Other Events

     On January 17, 2002, Applebee's International, Inc.(the "Company") issued a press release entitled "Applebee's International Reports December Comparable Sales and Updates Fourth Quarter Earnings Guidance." The press release contained the following information.


                                                           FOR IMMEDIATE RELEASE


Contact:  Carol DiRaimo,
          Director of Investor Relations
          (913) 967-4109



           Applebee's International Reports December Comparable Sales and Updates Fourth Quarter Earnings Guidance


Overland Park, Kan., January 17, 2002 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the five-week period ended December 30, 2001. Comparable sales for company restaurants increased 3.0 percent, reflecting an increase in guest traffic in excess of 3.0 percent, combined with a slightly lower average check. System-wide and franchise restaurant comparable sales both increased 3.2 percent for the December period.

Comparable sales for the fourth quarter of 2001 increased 1.6 percent for company restaurants, with system-wide and franchise restaurant comparable sales up 2.7 percent and 3.0 percent, respectively. The company had previously expected system-wide comparable sales for the fourth quarter to be in the range of zero to 2 percent.


Item 9.           Regulation FD Disclosure

Applebee's International, Inc. (the "Company") also included guidance regarding its business outlook in the press release. These comments are included below.


As a result, fourth quarter diluted earnings per share are now expected to be at the upper end of the company's earlier guidance of 42 to 45 cents per share, excluding the impact of non-recurring refinancing costs.

The company will release complete fourth quarter and fiscal year 2001 results after the market closes on February 13, 2002, and a conference call will be held on Thursday morning, February 14, 2002, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,392 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    January 17, 2002                  By: /s/  George D. Shadid
         ---------------------                 ---------------------
                                               George D. Shadid
                                               Executive Vice President and
                                               Chief Financial Officer


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